FIRST AMENDMENT TO THE
AMENDED AND RESTATED EMPOYMENT AGREEMENT

WHEREAS, the Amended and Restated Employment Agreement (the “Agreement’) between Alan P. Moret, (the “Executive”) and Paramount Petroleum Corporation ( “Paramount”) became effective on July 8, 2011 (the “Effective Date”);
WHEREAS, effective May 7, 2015, the rights and obligations of Paramount were assigned to Alon USA GP, LLC (the “Company”);
WHEREAS, the Company and the Executive hereby agree to amend the Agreement as follows:
1. Terms not defined in this First Amendment to the Amended and Restated Employment Agreement (this “First Amendment”) have the meanings set forth in the Agreement.
2. Section 8(c)(ii)(D) of the Agreement is hereby amended and restated in its entirety as follows:
(D) a transfer of the Executive’s primary workplace by more than thirty-five (35) miles from the Executive’s workplace immediately prior to such transfer, if this transfer increases the commuting distance for the Executive; or
3. A new Section 8(c)(ii)(E) is hereby added to the Agreement as follows:
(E) the involuntary removal of Paul Eisman, in his capacity as President and Chief Executive Officer of Alon USA Energy, Inc. (“Alon”), or the removal or resignation of David Wiessman, in his capacity as Chairman of the Board of Alon.
4. The last paragraph of Section 8(c)(ii) of the Agreement is hereby amended and restated in its entirety as follows:
Notwithstanding the foregoing, none of the events described in clauses (A), (B), (C), (D), or (E) of this section 8(c)(ii) shall constitute Good Reason unless Executive shall have notified the Company in writing describing the events which constitute Good Reason and then only if the Company shall have failed to cure such event within thirty (30) days after the Company’s receipt of such written notice. However, any termination of the Executive’s employment by the Company after delivery by the Executive to the Company of such notice shall be deemed to be a termination without Cause if Good Reason did exist at the time such notice was given by the Executive.

5.     Except as specifically modified herein, the terms and conditions of the Agreement remain in full force and effect, unaffected by the execution and delivery of this First Amendment.

ALON USA GP, LLC

/s/ Paul Eisman
Paul Eisman
President

Alan P Moret

/s/ Alan P Moret
4712 Stonehearth Place
Dallas, TX 75287